STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 17th                    day of September in the year 2009                   , between BRAUN MANAGEMENT, INC. 160 Broadway, First Floor, New York, NY 10038 as agent for DAROR ASSOCIA1E party of the first part, hereinafter referred to as OWNER, and ACCOUNTABILITIES, INC., a Delaware corporation, with an office at 160 Broadway, New York, NY 10038 party of the second part, hereinafter referred to as TENANT,

Witnesseth,                    Owner hereby leases to Tenant and Tenant hereby hires from Owner part of the eleventh (11th) floor known as Suite 1100 as shown in Exhibit “A”, attached hereto and made a part hereof in the building known as 160 Broadway in the Borough of Manhattan                    ,City of New York, for the term of (or until such term shall sooner cease and expire as hereinafter provided) to commence on the                    day of                    in the year                   , and to end on the                    day of                    in the year                    both dates inclusive, at the annual rental rate of

[See Paragraph 37.02 and Article 37 of the Rider for annual rental rates and rent and term commencement dates] which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).
In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent: 1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy: 2. Tenant shall use and occupy the demised premises for offices for Tenant’s temporary placement service and for no other purpose.

Tenant Alterations: 3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises, using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements,  obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry, and will cause Tenant's contractors and sub-contractors to carry, such worker's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing a bond as permitted by law. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises, or upon removal of other installations as may be required by Owner, Tenant shall immediately, and at its expense, repair and restore the demised premises to the condition existing prior to any such installations, and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the demised premises by Owner, at Tenant's expense.

Maintenance and Repairs: 4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.

Window Cleaning: 5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section  202 of the Labor Law or any other applicable law, or of the Rules of the Board of standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads: 6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys' fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage. Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment.  Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance

Subordination: 7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the demised premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part.  In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request

Property Loss, Damage Reimbursement Indemnity. 8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence of Owner, its agents, servants or employees. Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefore, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor; employee, invitee or licensee of any sub-tenant In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty: 9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other, or anyone claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain: 10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term, and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.: 11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current: 12.  Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises: 13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform.  Tenant shall permit Owner to use and maintain and replace pipes, ducts, and conduits in and through the demised premises and to erect new pipes, ducts, and conduits therein, provided they are concealed within the walls, floor; or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area: 14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee, or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:  15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the demised premises, and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy: 16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of anyone or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part therefore re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.

Default: 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent, or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property, whereupon the demised premises shall be taken or occupied by someone ether than Tenant; or if this lease be rejected under §365 of Title 11 of the US Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the demised premises within thirty (30) days after the commencement of the term of this lease, then, in anyone or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.
(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, or in making any other payment herein required; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption: 18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a). the rent shall become due thereupon and be paid up to the tune of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to relet the demised premises, or any part or parts thereof, shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney's fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole Judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses: 19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or including of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management: 20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations Owner: 21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as-is", and acknowledges that the taking of possession of the demised premises by Tenant sha11 be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term: 22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, "broom-clean", in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment: 23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession: 24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the demised premises ready for occupancy, or because of the fact that a certificate of occupancy has not been procured, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into possession of the demises premises, prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver: 25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.

Waiver of Trial by Jury: 26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant's use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession, including a summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim under Article 4, except for statutory mandatory counterclaims.

Inability to Perform: 27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions, or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason  of the conditions which have been or are affected, either directly or indirectly, by war or other emergency

Bills and Notices: 28. Except as otherwise in this lease provided, a bill, statement, notice, or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part, or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners: 29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 am. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense, which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner, and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) if the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 am to 6:00 pm., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours on Saturdays, Sundays or on holidays, as defined under Owner's contract with the International Union of Operating Engineers Logal 94, 94A, 94B,, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligations of Tenant hereunder.

Captions: 30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions: 31. The term "office", or" offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract, or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring: 32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises form a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner and Owner's agents may from time to time adopt. Notice of any additional Rules or Regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security: 34. Tenant has deposited with Owner the sum of $ 11,034.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re- letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee, and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate: 35. Tenant at any time, and from time to time, upon at least ten (10) days prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns: 36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

SEE RIDER AND EXHIBIT ATTACHED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	BRAUN MANAGEMENT, INC. as agent for
DAROR ASSOCIATES LLC
	By:	/s/ Naftali Braun
	Date:	September 25, 2009
	Name:	Naftali Braun	Title:

Witness for Tenant:	ACCOUNTABILITIES, INC.

By: /s/ Jay H. Schecter
	Name: Jay H. Schecter		Title: Chief Executive Officer
	Date:	September 25, 2009

On the 25th day of September in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared Jay Schecter, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Pauline P. Padilla
Notary Public

Pauline P. Padilla
Notary Public, State of New York
No. 01PA6041230
Qualified in Queens County
Commission Expires May 1, 2010

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and. agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regu1ations" as therein provided, Without requiring any notice of non-payment, non-performance, or non-observance, or proof; or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the demised premises as a "statutory tenant." As a further inducement to Owner to make this lease, and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of; the terms of this lease or of this guarantee, that Owner and the undersigned shall and do hereby waive trial by jury.

On the                        day of               in the year before me, the undersigned, a Notary Public in and for said State, personally appeared personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

~ IMPORTANT-PLEASE READ ~

RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purposes other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated fur such delivery by Owner. There shall not be used in any space, or in the public hall of the building. Either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant shall further at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt, and rubbish.
2.  The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant, whether or not caused by the Tenant, its clerks, agents, employees or visitors.
3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other a occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant in any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on door and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.
6. Tenant shall not mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
7.. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Owner the cost thereof.
8. Freight, furniture, Business, equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.
9. Tenant shall not obtain for use upon the demised premises ice, drinking water, towel or other similar services, or accept barbering or bootblacking services in the demised premises, except from persons authorized by Owner, and at hours and under regulations fixed by Owner.  Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.
10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Notwithstanding the foregoing, Owner shall not be required to allow Tenant or any person to enter or remain in the building, except on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
11. Owner shall have the right to prohibit any advertising by Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building,  and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from the demised premises.
13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other tenants in the beneficial use of their premises. 14. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner.  Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Rider attached to and made a part of office lease dated September 17, 2009 between Braun Management Inc., as agent for DAROR ASSOCIATES LLC ("Landlord") and ACCOUNTABILITIES, INC. ("Tenant") for space consisting of part of the eleventh (11th) floor known as Suite 1100 (the “demised premises”) at 160 Broadway, New York, NY 10038 (the “Building”).

37.01 The term of this Lease shall begin on November 1, 2009 (the "Commencement Date"). The term of this Lease shall expire on December 31, 2016 (the “Expiration Date”) unless sooner terminated as herein provided.

37.02.  Tenant covenants and agrees to pay rent (the "Base Rent" or "Fixed Rent") to Landlord in advance monthly installments on the first day of each and every calendar month during the term of this Lease without any prior demand, offset or deduction of any kind whatsoever (except for the first monthly installment thereof, which shall be paid by Tenant upon execution hereof) at the following annual rental rates:

Lease Year or Period	Annual Base Rent.	Monthly Base Rent.
November 1, 2009-October 31, 2010	$66,204.00	$5,517.00
November 1, 2010-October 31, 2011	$67,859.10	$5,654.93
November 1, 2011-October 31, 2012	$69,555.58	$5,796.30
November 1, 2012-October 31, 2013	$71,294.47	$5,941.21
November 1, 2013-October 31, 2014	$73,076.83	$6,089.74
November 1, 2014-October 31, 2015	$74,903.75	$6,241.98
November 1, 2015-October 31, 2016	$76,776.34	$6,398.03
November 1, 2016-December 31, 2016	$78,695.75	$6,557.98

37.03.  Tenant shall accept the demised premises in its "as is" condition except Landlord shall, at Landlord’s cost and expense at or about the commencement of the term, using Landlord’s building standard labor and materials, perform the following work (“Landlord’s Work”) once:

1.	Paint walls and trim in color to be selected by Tenant from Landlord’s building standard paint chart.
2.	Carpet floors in color and style to be selected by Tenant from Landlord’s building standard carpet samples.
3.	Build as per Plan annexed hereto as Exhibit “C”.

38.1.  As used in this Article and this Lease the words and terms which follow mean and include the following:

(a)  Intentionally omitted.

(b)  "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other fiscal year as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(c)  "Tenant's Proportionate Share" shall mean one and fifty eight hundredths of one percent (1.58%).

(d)  "Area of the demised premises" shall mean the rentable square foot area of the demised premises (which the parties have agreed shall be 2,452 square feet for the purposes of this Lease).

Page 1 - Rider	Please initial here: LANDLORD ____ TENANT ____

(e)  "Real Estate Tax" shall mean any and all taxes and assessments (including, without limitation, special and extraordinary assessments) levied, assessed and/or imposed upon the Building(s) and the Land(s) of which the demised premises forms a part without regard to tax abatements.  If there is a change in the method of taxation which results in any franchise, income, rent, profit or other tax, however designated, being levied against Landlord and/or the owner of the Land(s) and Building(s) in substitution of, or in addition to any Real Estate Tax, in whole or in part, such tax or taxes shall be considered to be a Real Estate Tax for the purposes hereof.

(f)  "Real Estate Tax Base" shall mean the Real Estate Taxes for the one year fiscal period (i.e., July 1 to June 30) of 2009/10.

(g)  "Escalation Statement" shall mean statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year pursuant to this Article.

38.2.  If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay the Landlord as additional rent for the demised premises for such Tax Year an amount equal to Tenant's Proportionate Share of the difference between Real Estate Taxes for such Tax Year and the Real Estate Tax Base.

38.3.  Any such adjustment payable by reason of the provisions of Section 38.2 hereof shall be payable within fifteen (15) days after Landlord shall furnish to Tenant an Escalation Statement with respect to Real Estate Taxes for any Tax Year.

38.4.  In the event (i) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or (ii) of any increase or decrease in the Area of the demised premises (as may be provided herein), then in each such event in applying the provisions of this Article with respect to any Tax Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles  underlying the provisions of this Article taking into consideration:  (a) the portion of such Tax Year which shall have elapsed prior to the date of such expiration or termination; or (b) in the case of any such increase or decrease, the portion of the demised premises to which the same relate.  Similarly, if the term of this Lease shall begin or end on a date which is not the first (with respect to term commencement) or the last (with respect to expiration or termination) day of a calendar month, appropriate adjustments shall be made to Fixed Rent and additional rent for the first or last month of the term, as the case may be, to reflect the portion of a month falling within the term of this Lease.  However, nothing contained herein shall relieve Tenant of liability for all Fixed Rent and additional rent which would have been due following termination for Tenant's default.

38.5.  Payments shall be made pursuant to this Article notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

38.6.  In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced before Tenant shall have paid Tenant's Proportionate Share of any excess thereof in respect of such Tax Year pursuant to Section 38.2 hereof, the Real Estate Taxes for such Tax Year shall be deemed to include any expenses, including counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such reduction.

38.7.  In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any excess thereof in respect of such Tax Year pursuant to Section 38.2 hereof, Tenant shall be entitled to receive Tenant's Proportionate Share of such reduction after Landlord's receipt of a refund or credit for said reduction, provided, however, that the Real Estate Taxes for such Tax Year shall be deemed to include any expenses, including counsel fees, incurred by Landlord in connection with obtaining said reduction.

39.  The rental stipulated herein does not include electrical service.  Tenant will pay the cost of electric current consumed in the Demised Premises directly to the utility and shall pay all charges required by the utility company for its directly metered electricity service and repair, replace, and maintain any required meter at Tenant’s own expense.  Landlord shall permit Tenant to use Landlord’s wires and conduits to the extent available and safely capable to be used for Tenant’s purposes.

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40.  All taxes, charges, costs and expenses which the Tenant is required to pay under any terms of this Lease, together with all interest and penalties that may accrue thereon, in the event of the Tenant's failure to pay such amounts and all damages, costs and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease, shall be deemed to be additional rent and, in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as the Landlord has for the nonpayment of the fixed rent.  If Landlord does not receive full payment for rent (i.e., Fixed Rent and/or additional rent) within ten (10) days after the date on which payment is due, Tenant shall be liable to Landlord for all reasonable legal fees and  interest on late payments at an annual rate equal to one percent above the prime lending rate then in effect for loans of Citibank, N.A. (or its successor) in the State of New York, which shall accrue on a daily basis from the date on which the payment was due to the date on which Landlord collects payment in full.  However, if the collection of interest at the rate specified herein would be usurious or otherwise unenforceable, interest on late payments shall accrue at the highest lawful rate.

41.01.  If the Landlord or any successor in interest shall be an individual, joint venture, Tenants-in-common, firm or partnership, general or limited, or limited liability company or partnership, there shall be no personal liability on such individual or on the members of such joint venture, tenants-in-common, firm, company, or partnership in respect to any of the covenants or conditions of this Lease.  The Tenant shall look solely to the equity of the Landlord in the property (i.e., the land and building of which the demised premises form a part) for the satisfaction of the remedies of the Tenant in the event of a breach by the Landlord of any of the covenants or conditions of this Lease.

41.02.  Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and additional rent have been paid, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

42.  All notices required herein shall be in writing, addressed to Landlord and Tenant at the addresses set forth herein, except after Tenant has commenced occupancy of the demised premises, notices shall be sent to the demised premises and shall be delivered personally or sent by certified mail, return receipt requested.  The date of delivery or mailing shall be deemed to be the date on which notice is given.  Either party may change the address to which notices to it are to be sent on seven (7) day’s prior notice.

43.  Tenant warrants to Landlord that no real estate agent or broker except BRAUN MANAGEMENT INC. brought about this Lease and agrees to indemnify and defend Landlord on demand against all claims made by (other) brokers and agents for fees or commissions with respect to this Lease.

44.  Landlord shall be entitled on at least one hundred eighty (180) day’s prior written notice thereof, to cancel this Lease for the purpose of actually demolishing the Building or changing the Building use to residential and this Lease shall come to an end on the date in such notice specified with the same force and effect as if such date were the date herein specified for the expiration hereof and the rent, including any additional rent provided for under this Lease, shall be apportioned and adjusted as of the effective date of such cancellation.

45.  Landlord shall be entitled to relocate the Tenant for any reason whatsoever to other space in the Building which is comparable as to amount, facilities and improvements, on at least thirty (30) day’s prior written notice thereof, and the Tenant shall remove peacefully from the demised premises which it is occupying on the date specified in such notice, provided that Tenant's reasonable costs of relocation shall be paid for by Landlord.

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46.01.  Article 11 of this Lease is modified to the following extent.  If Tenant shall desire to assign this Lease or sublet the leased demised premises, in whole or in part, Landlord will not unreasonably withhold or delay its prior written consent thereto provided:

A.           Tenant shall give Landlord prior notice ("Tenant's Notice") of its desire to assign this Lease or sublet all, or any portion of the demised premises.  Tenant's Notice must be given to Landlord at least sixty (60) days, but not more than one hundred twenty (120) days prior to the date on which the assignment would become effective, or at least sixty (60) days, but not more than one hundred twenty (120) days prior to the date on which the term of the sublease would start.  Tenant's Notice shall include a duplicate copy of the assignment or sublease, if one has already been executed (but such execution must be subject to Landlord's consent as herein provided) or, if the assignment or sublease has not yet been executed, Tenant's Notice shall identify the proposed assignee or subtenant and shall contain a copy of the proposed assignment or sublease which conforms in all material respects to the one that Tenant wants Landlord to consent to.

B.           An assignment shall include an assumption by the assignee, from and after the effective date of such assignment, of the performance and observance of all of the covenants and conditions in this Lease contained on Tenant's part to be performed and observed as if the assignee had executed this Lease as the original Tenant.  A sublease shall specify that it is subject to this Lease and that the demised premises to be sublet shall be used solely for the same use permitted hereunder for Tenant.  No sublease (for all or part of the demised premises) or assignment of this Lease shall permit further assignment or subletting (in whole or in part) without the prior written consent of Landlord in each instance.

C.           If Tenant shall give Tenant's Notice of a desire to assign this Lease, or to sublet all or part of the demised premises hereby leased, Landlord shall be entitled to cancel this Lease on at least sixty (60) days', but not more than one hundred twenty (120) days', prior notice thereof, and this Lease shall come to an end on the date in such notice specified, with the same force and effect as if such date were the date herein specified for the expiration hereof, and the rent (i.e., Base Rent and additional rent) provided for under this Lease shall be apportioned and adjusted as of the effective date of such cancellation.  Landlord's notice of cancellation may be given at any time following Landlord's receipt of Tenant's Notice and Landlord's right of cancellation shall persist for the balance of the term of this Lease without regard to whether or not Landlord's consent was given to any assignment of this Lease or sublease for all or any portion of the demised premises.  Landlord's acceptance of rent shall not constitute the waiver of any of Landlord's rights.

D.           Whenever Tenant shall claim under this Article or any other part of this Lease that Landlord has unreasonably withheld or delayed its consent to some request of Tenant, Tenant shall have no claim for damages by reason of such alleged withholding or delay, and Tenant's sole remedies therefor shall be a right to compel arbitration of the matter in dispute or to obtain specific performance, but in any event without recovery of damages;

E.           Tenant shall have no right to sublet (in whole or in part) or to assign if it is in default under this Lease.  No assignment of this Lease and no sublease for all or any part of the demised premises shall relieve Tenant of liability to Landlord for breach of this Lease.

F.           In the event that the monthly rental which Tenant receives from a sublease for all or any portion of the demised premises permitted hereunder is greater than a sum equal to the percentage of the total area of the demised premises which is sublet multiplied by Tenant's rent (i.e., Base Rent and additional rent) per month, the difference between said sums shall be paid to Landlord each month as additional rent.  Any and all consideration required to be paid to Tenant by an assignee in connection with an assignment permitted hereunder shall be paid to Landlord by Tenant as additional rent.

G.           No subtenant or assignee shall be:  an employment agency, a governmental or quasi-governmental organization; a non-for-profit corporation or organization; a current or former tenant, subtenant or occupant of the Building; or a prospective tenant who is negotiating with Landlord for space in the Building or who has so negotiated within the previous six (6) months.

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H.           Anything contained in this Article to the contrary notwithstanding:

(i)
Landlord shall not be required to consent to any sublease which provides for a Base Rent per square foot per annum that is less than the quotient derived from adding Tenant's Base Rent per annum plus additional rent per annum being paid by Tenant pursuant to Article 38 at the time in question and dividing such sum by the Area of the demised premises;

(ii)
nor shall Landlord be required to consent to a sublease which provides for a rental that is less than the highest rental which Landlord could obtain for the space which Tenant proposes to sublet if Landlord put such space on the market at the time in question.

46.02.  Tenant shall not publish or disseminate advertisements for a subtenant or assignee and must use the real estate broker or agent designated by Landlord as the sole broker or agent for a sublease or assignment permitted under this Article.  Landlord shall be entitled to injunctive relief to enforce the provisions of this Article and the parties agree that irreparable injury in the form of damages to Landlord that are large, irreversible and difficult to precisely evaluate shall be deemed to result from the breach of the provisions of this Article by Tenant.

46.03.  Tenant shall not be a subtenant or an assignee pursuant to any assignment or sublease whatsoever which relates to space in the Building of which the demised premises forms a part.

47.01.  Subject to the provisions of this Article, this Lease may be assigned, or the demised premises may be sublet, in whole or in part, to any corporation or other entity which shall be an affiliate, subsidiary, or successor of Tenant.

47.02.  As used in this Article "subsidiary", "affiliate" and "successor" of Tenant shall mean the following:

(a)          An "affiliate" shall mean any corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant.  For this purpose, "control" shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, whether through ownership of voting securities or by contract or otherwise.

(b)          A "subsidiary" shall mean any corporation or other entity not less than fifty-one percent (51%) of whose outstanding stock or whose equity shall at the time be owned by Tenant.

(c)          A "successor" shall mean:

(i)           A corporation or other entity into which or with which Tenant is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the liabilities of the corporations or other entity participating in such merger or consolidation are assumed by the corporation surviving such merger or created by such consolidation, or

(ii)
A corporation or other entity acquiring this Lease and the term hereby demised and a substantial portion or all of the property and assets of Tenant, provided that such corporation shall have a positive (as opposed to a negative) net worth immediately after such acquisition and such net worth is not less than Tenant's net worth immediately prior to such acquisition.

47.03 Acquisition by Tenant of a substantial portion of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation or other entity shall be deemed a merger of such corporation into Tenant.

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47.04.  An assignment of this Lease or a sublease relating to all or part of the demised premises pursuant to this Article shall not relieve Tenant of liability to Landlord for breach of this Lease.  Tenant shall not enter into an assignment or sublease of any kind while Tenant is in default under this Lease.  Tenant shall furnish Landlord, on demand, with such documents and information as Landlord may reasonably require to substantiate relationships, conditions and transactions described in this Article, including but not limited to, an assignment and assumption agreement or sublease agreement, as the case may be, conforming to the requirements of paragraph 46.01(B).  No sublease for all or part of the demised premises and no assignment of this Lease shall permit further assignment or the subletting of all or part of the demised premises without Landlord's prior written consent in each instance.  Landlord's acceptance of rent shall not constitute Landlord's waiver of any of its rights.

48.01.  In the event Tenant shall become a debtor under Chapter 7 of the Bankruptcy Code as it may be amended or to any other successor statute thereto, and the Trustee and/or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of paragraphs 48.02 and 48.03 hereof are satisfied.  If such Trustee shall fail to elect or assume this Lease within thirty (30) days after the filing of the Petition, this Lease shall be deemed to have been rejected.  Landlord shall be thereupon immediately entitled to possession of the demised premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord’s right to be compensated for damages in such liquidation proceeding shall survive.  In the event Tenant or the Trustee fail to vacate the demised premises after the Lease is rejected, Landlord may move the Bankruptcy Court before which the case is pending for an order directing Tenant and/or Trustee to vacate the demised premises.  It is agreed that such motion by Landlord shall be deemed to be a "core proceeding" as that term is contemplated by 28 U.S.C. 157.

48.02.  In the event a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to Chapter 11, the Trustee or Tenant, as Debtor-In-Possession, must elect to assume this Lease within thirty (30) days from the date of the filing of the Petition under Chapter 11 or the Trustee or Tenant shall be deemed to have rejected this Lease.  In the event Tenant or the Trustee fail to vacate the demised premises after the Lease is rejected, Landlord may move the Bankruptcy Court before which the case is pending for an order directing Tenant and/or the Trustee to vacate the demised premises.  It is agreed that such motion by Landlord shall be deemed to be a "core proceeding" as that term is contemplated by 28 U.S.C. 157.  No election by the Trustee or Tenant to assume this Lease, whether under Chapter 7 or 11 shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of Tenant’s bankruptcy proceeding, have been satisfied, and Landlord and Tenant have so acknowledged in writing:

48.02.1.  The Trustee or Tenant has cured all defaults under the Lease and has provided Landlord adequate assurance of future performance of the Lease's terms on the date of such assumption of the Lease.

48.02.2.  The Trustee or Tenant has provided Landlord with adequate assurance of the future performance of each of Tenant’s or the Trustee's obligations under this Lease; provided, however, that:

(a)
The Trustee or Tenant shall also deposit with Landlord, as security for the timely payment of rent, an additional amount equal to three (3) installments of Base Rent and other monetary charges accruing under this Lease; and

(b)
If not otherwise required by the terms of this Lease, the Trustee or Tenant shall also pay in advance on the date Base Rent is payable 1/12th of Tenant's annual obligations under this Lease for additional rents (i.e., real estate tax, porters wage escalations, electricity) and similar charges.

(c)
From and after the date of the assumption of this Lease, the Trustee or Tenant shall pay as rent an amount equal to the sum of the Base Rent otherwise payable hereunder, which amount shall be payable in advance in equal monthly installments on the date Base Rent is payable.

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(d)	The obligations imposed upon the Trustee or Tenant shall continue with respect to Tenant and/or any assignee of the Lease after the completion of bankruptcy proceeding.

48.02.3. The assumption of this Lease will not:

(a)	Breach any provision in any other lease, mortgage, financing agreement or other agreement by which Tenant is bound relating to the demised premises.

(b)
Disrupt, in Landlord’s reasonable judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of tenants in the Building, in Landlord’s judgment, would be most beneficial to all of the tenants at property where the Building is located and would enhance the image, reputation and profitability of the Building.

48.03.  For purposes of this Paragraph, Landlord and Tenant acknowledge that in the context of Tenant’s bankruptcy proceeding, at a minimum "adequate assurance" shall mean:

48.03.1.  The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill Tenant’s obligations under this Lease, and to keep the demised premises properly used and staffed with sufficient employees to conduct a fully operational actively promoted business on the demised premises; and

48.03.2.  The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in Tenant’s or Trustee's property, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

48.03.3.  In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-In-Possession under the provisions of Sub-paragraph 48.03.2 hereof and thereafter Tenant is liquidated or a subsequent Petition for reorganization or adjustment of debts under Chapters 11 or 13 of the Bankruptcy Code is filed, then, and in either of such events, Landlord may, at Landlord’s option, terminate this Lease and all of Tenant’s rights hereunder, by giving Tenant written notice of its election to so terminate, by no later than thirty (30) days after the occurrence of either of such events.

48.03.4.  If the Trustee or Tenant has assumed the Lease pursuant to the terms and provisions of Paragraphs 48.01 or 48.02 herein, for the purposes of assigning (or elects to assign) Tenant’s interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this Sub-paragraph 48.03.4 of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.  For purposes of this Sub-paragraph 48.03.4, Landlord and Tenant acknowledge that, in the context of Tenant’s Bankruptcy proceeding, at a minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and Landlord has so acknowledged in writing that:

(a)           The assignee has submitted a current financial statement audited by a certified public accountant which shows a net worth and working capital in amounts reasonably determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant’s obligations under this Lease;

(b)           The assignee, if requested by Landlord, shall have obtained and provided guarantees in form and substance reasonably satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness;

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(c)          The assignee has submitted in writing evidence, reasonably satisfactory to Landlord, of substantial experience in the area of business permitted under this Lease; and

(d)          Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

48.03.5.  When, pursuant to the Bankruptcy Code, the Trustee or Tenant shall be obligated to pay reasonable use and occupancy charges for the use of the demised premises or any portion thereof, such charges shall not be less than the Base Rent as defined in this Lease and other of Tenant’s monetary obligations for the payment of additional rents (i.e., operating cost and real estate tax escalations, electricity) and similar charges.

48.03.6.  Neither Tenant’s interest in the Lease, nor any lesser interest herein, nor any estate of Tenant’s hereby created, shall pay to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or Tenant’s property (hereinafter referred to as the "state law") unless Landlord shall consent to such transfer in writing.  No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s consent or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent.

48.03.7.  In the event Tenant’s estate created hereby shall be taken in execution or by other process of law, or if Tenant or any guarantor of Tenant’s obligations hereunder (hereinafter referred to as the "Guarantor") shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the guarantor under the Bankruptcy Code, or any similar provisions of any future federal bankruptcy law, or if a Receiver or Trustee of Tenant’s property or the guarantor shall be appointed under state law by reason of Tenant’s or the Guarantor's insolvency or if any assignment shall be made of Tenant’s or the Guarantor's interest in the Lease for the benefit of creditors; then and in such event Landlord may, at Landlord’s option, terminate this Lease and all of Tenant’s rights hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

48.04.  As collateral security for Tenant’s monetary obligations under this Lease, Tenant hereby grants to the Landlord a security interest in and to all of the contents of the demised premises, their proceeds and replacements which provided Tenant is not in default of any of the monetary provisions of the Lease shall be subordinate to all other debts and obligations of Tenant.  Tenant hereby consents to Landlord executing and filing on Tenant’s behalf of all necessary financing statements as may be required to perfect such security interest as may be necessary under the Uniform Commercial Code.

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49.  Landlord acknowledges that Tenant may request that Landlord join Tenant in executing the Commercial Revitalization Program Application (the “Application”) for real estate tax abatement (the “Abatement”) applicable to pre-1975 buildings in Lower Manhattan effective October 29, 1995.  Landlord agrees to join Tenant in executing the Application subject to Tenant’s paying all costs and expenses to make Application, including but not limited to the filing fee, and Tenant’s paying all other fees regarding the Abatement covering this Lease, and that Tenant shall pursue the Abatement in a reasonable manner (and in this regard, Tenant, and not Landlord, is fully responsible to timely submit and for the accuracy of, the Application and all ancillary documents, and Landlord’s only ancillary documentation), and Landlord’s only obligation in this matter shall be to reasonably cooperate with Tenant at no cost or expense to Landlord.  Landlord shall not be required to join Tenant in executing the Application and all ancillary documentation if doing so would result in any loss, cost or damage to Landlord or if the Application and all ancillary documentation are not accurately completed.  Tenant acknowledges that Landlord makes no representation that (i) this Lease or the demised premises covered by this Lease is eligible for the Abatement, (ii) the Abatement covering this Lease, if any, will be obtained (or once obtained that the Abatement will continue in effect), and (iii) the effectiveness of this Lease and Tenant’s obligation to pay basic annual rent, additional rent and other charges (collectively, the “Rent”) under this Lease shall not be affected by whether or not the Abatement covering this Lease is obtained (or once obtained the Abatement continues in effect).  The Rent set forth in this Lease does not reflect the Abatement, and if the Abatement covering this Lease is granted and is in effect then the amount Landlord charges Tenant for Rent shall accurately reflect said Abatement.  However, if and in the extent Landlord is not required to pay real estate taxes for any reason other than the Abatement, Landlord shall charge Tenant for Rent without Reflecting the Abatement.  Landlord and Tenant acknowledge that an expenditure of not less than $10.00 per square foot of the demised premises (the “Expenditure Minimum”) must be timely made to the demised premises and/or the common areas of the Building by Landlord and/or Tenant in order to qualify for the Abatement; Landlord’s acknowledgment set forth above in this sentence does not require Landlord to make any expenditure that Landlord has not otherwise agreed to make or to consent to any improvements to be made by Tenant to which Landlord is not otherwise required to consent, and therefore Landlord makes no representation that the Expenditure Minimum will be timely reached for this Lease.  The calculation of (i) the amount of the Abatement covering this Lease, (ii) the Expenditure Minimum, and (iii) the square footage of the demised premises for purposes of completing the Application and calculating the Abatement covering this Lease, only shall apply the Department of Finance calculation of the square footage of the Building and Tenant’s Proportionate Share set forth in the Article of this Lease covering Real Estate Tax Escalation, and Landlord and Tenant agree that the above-mentioned calculations and square footage shall have no application except with regard to the Abatement.  Landlord and Tenant acknowledge that the Abatement covering this Lease may be revoked if real estate taxes or water or sewer charges or other lienable charges on the Building are unpaid for one (1) year (unless delinquent amounts are paid as provided for in the law covering the Abatement).  Tenant agrees that Tenant is only entitled to the benefits of the Abatement so long as Landlord’s actual real estate tax payments are reduced to reflect the Abatement and therefore there shall be no reduction in Tenant’s payment of Rent in anticipation of the Abatement or for any reason other than the Abatement.  The additional rent due and payable under the Article of this Lease regarding Real Estate Tax Escalation is independent of and shall not be affected by or reflect the Abatement.

50. The moving into, or moving out of the Building, any oversized shipments or deliveries, multiple use of one freight elevator or use of more than one freight elevator, and any exclusive freight elevator usage of, by or for Tenant, at Landlord's discretion, shall be on advance notice and involve freight elevator use (subject to prior scheduling and availability) only on weekends and holidays or after 4 PM on business days. Tenant shall pay Landlord's then current freight elevator charges, including a four (4) hour minimum charge, and comply such other rules and regulations relating to freight elevator usage as Landlord may adopt from time to time.

51.  The total annual rental at the rates specified for the entire term is due in advance and in full, but, as an accommodation to Tenant, Tenant is allowed to pay Annual Base Rent in monthly installments as hereinabove provided, subject to acceleration without further notice as provided below if this Lease is terminated for a default of Tenant.  Anything to the contrary contained in Article 18 notwithstanding, if there is a lease termination under Article 17, Landlord may, at Landlord's option, forthwith be entitled to recover from Tenant as and for liquidated damages with respect to any such lease termination, an amount equal to the rent provided hereunder for the unexpired portion of the term demised.  Upon the computation of such damages, all rent payable hereunder after the date of termination, shall be discounted from the date of termination at the rate of four (4%) percent per annum.  In the event that the demised premises are relet after the date of such termination and the date of the collection of the aforesaid liquidated damages, then Landlord agrees that on the date (the "Expiry Date") which would otherwise have been the normal expiration of this Lease but for the termination of this Lease, Landlord shall pay to Tenant a sum equal to the minimum rent actually paid Landlord from the date of such termination to the Expiry Date, less any and all expenses of any type, kind or nature incurred by Landlord in connection with the reletting of the demised premises whether foreseen of unforeseen and whether ordinary or extraordinary as conclusively determined by Landlord, provided, however, that such payment shall in no event exceed the amount of liquidated damages actually paid by Tenant as aforesaid.  The foregoing, however, shall not imply any obligation upon Landlord to relet the demised premises in the event of any termination pursuant to the provisions of Article 17, nor shall it constitute Landlord as Tenant's agent with respect to any reletting of the demised premises.  Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less that the amount referred to above.

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52.  Tenant will have no right to remain in possession of all or any part of the demised premises after the expiration of the term. If Tenant remains in possession of all or any part of the demised premises after the end of the term, with the express or implied consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy for such month-to-month period will not constitute a renewal or extension of this Lease for any further term other than month-to-month; (c) such tenancy may be terminated by Landlord upon the earlier of thirty (30) days prior written notice or the earliest date permitted by law; (d) such tenancy may be terminated by Tenant only upon at least thirty (30) days prior written notice to Landlord with any such termination by Tenant to be effective only as of the last day of a month, and any surrender on any other day of the month shall not relieve Tenant of liability through the end of the month.  In any such event, monthly rent (the reasonable value of use and occupancy) will be increased to an amount equal to one-twelfth (1/12th) of 150% of the sum of the Annual Base Rent plus all additional rentals payable during last year of the term, and any other sums due for additional rent under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the demised premises after the expiration or sooner termination of this Lease.  The provisions of this Article shall survive the expiration or sooner termination of this Lease.

53.  Conditional Limitation:  In the event that twice in any twelve (12) month period (A) a non-monetary default of the kind set forth in Article 17(1) shall have occurred or (B) Tenant shall have defaulted in the payment of Annual Base Rent or additional rent, or any part of either, and Landlord shall have commenced a summary proceeding to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured at any time after the commencement of such summary proceeding, any further default by Tenant within such twelve (12) month period shall be deemed to be a violation of a substantial obligation of this lease by Tenant and Landlord may serve a written three (3) days' notice of cancellation of this lease upon Tenant and, upon the expiration of said three (3) days, this lease and the term shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term of this lease and Tenant shall then quit and surrender the demised premises to Landlord, but Tenant shall remain liable as elsewhere provided in this lease.

54.  A/C Maintenance: Tenant shall, at its own cost and expense, operate, maintain, repair and replace any existing air conditioning unit(s) located in and servicing the demised premises. Such unit(s) shall be accepted by Tenant in "as is" condition and surrendered to Landlord at the end of the term in good condition, ordinary wear excepted.

55.  Insurance: During the term of this Lease and at all other times (if any) that Tenant has possession of the demised premises, Tenant shall pay for and keep in force comprehensive general liability policies with broad form endorsements and water damage legal liability coverage against any and all liability occasioned by accident or occurrence, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York, in the minimum amounts of $2,000,000.00 for liability and $300,000.00 for property on a per occurrence basis.  Tenant shall obtain "All Risk" insurance having extended coverage for fire and other casualties for its personal property, fixtures and equipment for the full replacement value thereof and such insurance policies, and any other property damage policies of Tenant, shall have an appropriate clause or endorsement whereby the insurer waives subrogation or consents to a waiver of the right of recovery against Landlord and Landlord's agent, and, to the extent permitted by law, Tenant hereby agrees not to make any claim against, or seek to recover from Landlord or Landlord's agent for any loss or damage to property of the type covered by such insurance without regard to whether Tenant's claims exceed the coverage limits of its insurance policies.  If the waiver and release set forth in the previous sentence shall be prohibited by law, the liability of any party that would have been released shall be secondary to the other's insurance.  If at any time during the term of this Lease it appears that public liability or property damage limits in the City of New York for premises similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly.  Landlord and its agent(s), underlying lessor(s) and mortgagee(s) shall be named as additional insureds in the aforesaid general liability insurance policies.  All policies shall provide that Landlord shall be afforded thirty (30) days' prior notice of cancellation of such insurance.  Tenant shall deliver certificates of insurance evidencing such policies prior to taking possession or the commencement of the term of this Lease, whichever occurs first.  All premiums and charges for the aforesaid insurance shall be paid by Tenant and if Tenant shall fail to make such payment when due, Landlord may pay it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord be added to and become a part of the additional rent payable hereunder.  Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.  If Tenant fails to obtain or keep in effect any insurance policy required hereunder, Landlord may obtain it for Tenant and pay the premiums required to keep it in effect at Tenant’s expense with the payments so made to be due and payable as additional rent.

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56.  Miscellaneous Provisions Relating To Landlord’s Work:

A.
The term "building standard" or “Building Standard” means work performed in the manner and with the materials selected by Landlord as the standard for the Building subject to availability and Landlord's right to select equivalent alternative types, models, brands, grades, designs, manufacturers and suppliers from time to time as the building standard.  “Landlord’s Work” (defined above) shall be done in a building standard manner using building standard labor and materials.  Landlord’s Work shall be deemed to have been substantially completed despite the existence of incomplete minor or so-called punchlist items and incomplete items which can be finished without material unreasonable interference with Tenant, or any items which cannot, consistent with the dictates of sound construction practices, be completed until performance of work permitted or required to be done by Tenant. If Tenant wants Landlord to perform or supply any additional or non-Building Standard work or installations (“Extra Work”) over and above, or in lieu of Landlord’s Work to be done by Landlord described above, Landlord may refuse such request for Extra Work.  Any and all costs incurred by Tenant (or by Landlord, at Tenant's request) for the preparation, filing or approval of plans and specifications relating to Extra Work shall be paid for by Tenant without regard to whether or not Landlord agrees to do Extra Work.  If Tenant fails to make any agreed payment for Extra Work within five (5) days after it is due, Landlord shall have the same remedies for such non-payment as it has for non-payment of rent in addition to whatever other remedies are available to Landlord. Anything contained herein or elsewhere in this Lease to the contrary notwithstanding, if Landlord is delayed in substantial completion of Landlord’s Work or there is any increase in Landlord’s cost for Landlord’s Work as a result of:  (i) Landlord's performance of Extra Work, Tenant's request for materials, finishes, or installations other than Landlord's Building Standard or Tenant’s failure to make its selection from Landlord’s Building Standard selection; or (ii) the performance or completion of any work or installations by a party employed by Tenant, then, in such event, (a) Tenant shall be responsible for the increase in Landlord’s cost for Landlord’s Work, and (b) if the term and/or rent commencement dates of this Lease have been postponed by delays caused by Tenant, the obligations of Tenant to pay Annual (Monthly) Base Rent shall be advanced by the number of days of such delays.  Nothing contained herein shall relieve Tenant of its obligations to repair, replace and maintain as necessary anything altered or installed by or for Tenant as necessary to keep the same in good working order and condition and in compliance with laws at Tenant’s expense.

B.
"Extra Work" as defined in paragraph A of this Article includes items that are an "Upgrade" and items that are "Additional Work" as defined below.  The cost to be charged for Extra Work shall be determined as follows:

A.
"Upgrades" are items which represent a substitution for a Building Standard item, the price of which shall be based on the difference between the "Landlord's Cost" (defined below) for the Building Standard item and the Landlord's Cost for the upgrade item, when the latter exceeds the former.  If the Landlord's Cost for an Upgrade is less than the Landlord's Cost for the Building Standard item that it is being substituted for, there will be no charge and no credit for the Upgrade.

B.	"Additional Work" are items representing additional items in excess of the scope of Landlord's Work and the Landlord's Cost for the Additional Work shall be the price for the Additional Work.
C.	As used herein, "Landlord's Cost" means the total cost to Landlord for labor and materials plus 10% thereof (for Landlord's overhead) and 10% of the total cost plus overhead (for Landlord's profit).

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57.  Governmental Regulations: Notwithstanding anything contained in the lease to the contrary, if at any time during the term of this lease, Landlord expends any sums for alterations or improvements to the Building which are required to be made pursuant to any “Legal Requirement” (as hereinafter defined), Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of such costs within ten (10) days after demand therefor. For the purposes hereof: (i) the cost of any alteration or improvement shall be deemed to include the cost of labor and materials and the costs for preparing any necessary plans and the fees for filing such plans; and (ii) the term "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority, whether now or hereafter in force, which may be applicable to the land and improvements constituting the Building or the demised premises or any part thereof, including the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record.

58.  This agreement shall be a binding and enforceable contract from and after the date on which it has been signed and delivered by both parties without regard to whether or not the term of this lease and Tenant’s rights to occupy the demised premises have commenced as of such date of full execution and delivery of this instrument under the other provisions of this lease.

59.  Limited Personal Guaranty: It is a material inducement, consideration and condition to Landlord entering into this Lease that the limited personal guaranty attached hereto and made a part hereof be signed and delivered by the guarantor(s) described therein without regard to the dates written or printed in the documents (or the order in which the parties have signed this Lease and the guarantor(s) have signed the limited personal guaranty), as the parties acknowledge and agree that, anything contained in this Lease to the contrary notwithstanding, Landlord will not deliver a fully executed original of this Lease (signed by Landlord and Tenant) to Tenant until after Landlord has received this Lease signed by Tenant, checks for the first month's rent and security, and the limited personal guaranty signed by the guarantor(s).  It shall be a condition of the surrender instrument described in the enclosed limited personal guaranty that the security deposit of Tenant be forfeited, without relieving Tenant of any liability.

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EXHIBIT “A”
The demised premises
Not to scale; all dimensions approximate; subject to actual conditions.

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Exhibit "C"
PLAN

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